EXHIBIT 99.1

PennantPark Floating Rate Capital Ltd. Announces Financial Results for the Quarter Ended March 31, 2020

NEW YORK, May 11, 2020 (GLOBE NEWSWIRE) -- PennantPark Floating Rate Capital Ltd. (NASDAQ: PFLT) (TASE: PFLT) announced today financial results for the second fiscal quarter ended March 31, 2020.

HIGHLIGHTS
Quarter ended March 31, 2020
($ in millions, except per share amounts)

Assets and Liabilities:
Investment portfolio (1)	$1,179.0
PSSL investment portfolio	$482.8
Net assets	$469.8
GAAP net asset value per share	$12.12
Adjusted net asset value per share (2)	$11.10

Credit Facility	$400.6
2023 Notes	$111.7
2031 Asset-Backed Debt	$224.6
GAAP Net Debt to Equity (3)	1.50x
Regulatory Debt to Equity	1.81x
Regulatory Net Debt to Equity (4)	1.74x

Yield on debt investments at quarter-end	7.8%

Operating Results:
Net investment income	$11.7
Net investment income per share	$0.30
Distributions declared per share	$0.285

Portfolio Activity:
Purchases of investments	$167.5
Sales and repayments of investments	$99.4

Number of new portfolio companies invested	7
Number of existing portfolio companies invested	37
Number of ending portfolio companies	108
  Includes investments in PennantPark Senior Secured Loan Fund I LLC, or PSSL, an unconsolidated joint venture, totaling $154.8 million, at fair value.
  This is a non-GAAP financial measure. The Company believes that this number provides useful information to investors and management because it reflects the Company’s financial performance excluding the impact of the $39.4 million unrealized loss on the Credit Facility and the 2023 Notes. The presentation of this additional information is not meant to be considered in isolation or as a substitute for financial results prepared in accordance with GAAP.
  This is a non-GAAP financial measure. The Company believes that this number provides useful information to investors and management because it reflects the Company’s financial performance net of $30.0 million of cash and equivalents. The presentation of this additional information is not meant to be considered in isolation or as a substitute for financial results prepared in accordance with GAAP.
  This is a non-GAAP financial measure. The Company believes that this number provides useful information to investors and management because it reflects the Company’s financial performance excluding the impact of the $39.4 million unrealized loss on the Credit Facility and the 2023 Notes and net of $30.0 million of cash and equivalents. The presentation of this additional information is not meant to be considered in isolation or as a substitute for financial results prepared in accordance with GAAP.

CONFERENCE CALL AT 10:00 A.M. ET ON MAY 12, 2020

PennantPark Floating Rate Capital Ltd. (“we,” “our,” “us” or the “Company”) will host a conference call at 10:00 a.m. (Eastern Time) on Tuesday, May 12, 2020 to discuss its financial results. All interested parties are welcome to participate. You can access the conference call by dialing toll-free (800) 289-0438 approximately 5-10 minutes prior to the call. International callers should dial (929) 477-0402. All callers should reference conference ID #1717710 or PennantPark Floating Rate Capital Ltd. An archived replay of the call will be available through May 26, 2020 by calling toll-free (888) 203-1112. International callers please dial (719) 457-0820. For all phone replays, please reference conference ID #1717710.

PORTFOLIO AND INVESTMENT ACTIVITY

“We are pleased that PennantPark continues to operate smoothly and effectively and remains committed to working diligently on behalf of our investors,” said Art Penn, Chairman and CEO. “We believe that our rigorous underwriting process and disciplined approach has successfully positioned us to manage through the challenges ahead.”

As of March 31, 2020, our portfolio totaled $1,179.0 million and consisted of $1,072.0 million of first lien secured debt (including $119.7 million in PSSL), $32.0 million of second lien secured debt and $74.9 million of preferred and common equity (including $35.1 million in PSSL). Our debt portfolio consisted of 99% variable-rate investments. As of March 31, 2020, we had two portfolio companies on non-accrual, representing 0.6% and zero of our overall portfolio on a cost and fair value basis, respectively. Overall, the portfolio had net unrealized depreciation of $71.7 million. Our overall portfolio consisted of 108 companies with an average investment size of $10.9 million, had a weighted average yield on debt investments of 7.8%, and was invested 91% in first lien secured debt (including 10% in PSSL), 3% in second lien secured debt and 6% in preferred and common equity (including 3% in PSSL). As of March 31, 2020, 98% of the investments held by PSSL were first lien secured debt. For more information on how the COVID-19 pandemic has affected our business and results of operations, see the “Effects of COVID-19” section below.

As of September 30, 2019, our portfolio totaled $1,081.7 million and consisted of $944.9 million of first lien secured debt (including $122.2 million in PSSL), $34.4 million of second lien secured debt and $102.4 million of preferred and common equity (including $50.0 million in PSSL). Our debt portfolio consisted of 99% variable-rate investments. As of September 30, 2019, we had one portfolio company on non-accrual, representing 0.4% and zero of our overall portfolio on a cost and fair value basis, respectively. Overall, the portfolio had net unrealized depreciation of $3.5 million. Our overall portfolio consisted of 95 companies with an average investment size of $11.4 million, had a weighted average yield on debt investments of 8.7%, and was invested 87% in first lien secured debt (including 11% in PSSL), 3% in second lien secured debt and 10% in preferred and common equity (including 5% in PSSL). As of September 30, 2019, 97% of the investments held by PSSL were first lien secured debt.

For the three months ended March 31, 2020, we invested $167.5 million in seven new and 37 existing portfolio companies with a weighted average yield on debt investments of 7.5%. Sales and repayments of investments for the three months ended March 31, 2020 totaled $99.4 million. For the six months ended March 31, 2020, we invested $407.0 million in 17 new and 68 existing portfolio companies with a weighted average yield on debt investments of 8.0%. Sales and repayments of investments for the six months ended March 31, 2020 totaled $243.1 million.

For the three months ended March 31, 2019, we invested $136.1 million in five new and 22 existing portfolio companies with a weighted average yield on debt investments of 8.7%. Sales and repayments of investments for the three months ended March 31, 2019 totaled $143.2 million. For the six months ended March 31, 2019, we invested $316.8 million in 14 new and 46 existing portfolio companies with a weighted average yield on debt investments of 8.6%. Sales and repayments of investments for the six months ended March 31, 2019 totaled $333.5 million.

PennantPark Senior Secured Loan Fund I LLC

As of March 31, 2020, PSSL’s portfolio totaled $482.8 million, consisted of 51 companies with an average investment size of $9.5 million and had a weighted average yield on debt investments of 7.0%. As of September 30, 2019, PSSL’s portfolio totaled $488.5 million, consisted of 45 companies with an average investment size of $10.9 million and had a weighted average yield on debt investments of 7.6%.

For the three months ended March 31, 2020, PSSL invested $17.9 million (including $17.8 million purchased from the Company) in three new and one existing portfolio companies with a weighted average yield on debt investments of 7.4%. Sales and repayments of investments for the three months ended March 31, 2020 totaled $7.9 million. For the six months ended March 31, 2020, PSSL invested $87.1 million (including $86.7 million purchased from the Company) in 11 new and two existing portfolio companies with a weighted average yield on debt investments of 7.4%. Sales and repayments of investments for the six months ended March 31, 2020 totaled $74.3 million.

For the three months ended March 31, 2019, PSSL invested $25.2 million (of which $19.7 million was purchased from the Company) in one new and three existing portfolio companies with a weighted average yield on debt investments of 8.0%. PSSL’s sales and repayments of investments for the three months ended March 31, 2019 totaled $17.8 million. For the six months ended March 31, 2019 PSSL invested $167.6 million in 10 new and 10 existing portfolio companies with a weighted average yield on debt investments of 8.1%. PSSL’s sales and repayments of investments for the six months ended March 31, 2019 totaled $88.5 million.

RESULTS OF OPERATIONS

Set forth below are the results of operations for the three and six months ended March 31, 2020 and 2019.

Investment Income

Investment income for the three and six months ended March 31, 2020 was $26.3 million and $51.0 million, respectively, and was attributable to $24.1 million and $46.5 million from first lien secured debt and $2.2 million and $4.5 million from other investments, respectively. This compares to investment income for the three and six months ended March 31, 2019, which was $23.0 million and $46.2 million, respectively, and was attributable to $21.0 million and $42.1 million from first lien secured debt and $2.0 million and $4.1 million from other investments, respectively. The increase in investment income compared to the same periods in the prior year was primarily due to the growth of our portfolio.

Expenses

Expenses for the three and six months ended March 31, 2020 totaled $14.6 million and $28.1 million, respectively. Base management fee for the same periods totaled $2.9 million and $5.8 million, incentive fee totaled $2.9 million and $5.3 million, debt related interest and expenses totaled $7.6 million and $14.9 million and general and administrative expenses totaled $1.0 million and $1.9 million, respectively. This compares to expenses for the three and six months ended March 31, 2019 which totaled $11.2 million and $23.5 million, respectively. Base management fee for the same periods totaled $2.4 million and $4.9 million, incentive fee totaled $2.5 million and $1.3 million (including $(1.4) million on realized and unrealized gains accrued but not payable), debt related interest and expenses totaled $5.3 million (including less than $0.1 million in Credit Facility amendment costs) and $15.1 million (including $4.5 million in Credit Facility amendment costs), and general and administrative expenses totaled $1.0 million and $2.2 million, respectively. The increase in expenses for the three and six months ended March 31, 2020 compared to the same periods in the prior year was primarily due to the growth of our portfolio.

Net Investment Income

Net investment income totaled $11.7 million and $22.9 million, or $0.30 and $0.59 per share, for the three and six months ended March 31, 2020, respectively. Net investment income totaled $11.8 million and $22.7 million, or $0.30 and $0.59 per share, for the three and six months ended March 31, 2019, respectively.

Net Realized Gains or Losses

Sales and repayments of investments for the three and six months ended March 31, 2020 totaled $99.4 million and $243.1 million, respectively, and net realized losses totaled $1.6 million and $0.6 million, respectively. Sales and repayments of investments for the three and six months ended March 31, 2019 totaled $143.2 million and $333.5 million, respectively, and net realized gains totaled $1.1 million and $2.0 million, respectively. The change in realized gains/losses was primarily due to changes in the market conditions of our investments and the values at which they were realized.

Unrealized Appreciation or Depreciation on Investments, the Credit Facility and the 2023 Notes

For the three and six months ended March 31, 2020, we reported net change in unrealized depreciation on investments of $64.8 million and $68.3 million, respectively. For the three and six months ended March 31, 2019, we reported net change in unrealized depreciation on investments of $12.7 million and $25.1 million, respectively. As of March 31, 2020 and September 30, 2019, our net unrealized depreciation on investments totaled $71.7 million and $3.5 million, respectively. The net change in unrealized depreciation on our investments compared to the same periods in the prior year was primarily due to changes in the capital market conditions as well as the financial performance of certain portfolio companies primarily driven by the market disruption caused by the COVID-19 pandemic and the uncertainty surrounding its continued adverse economic impact. For more information on how the COVID-19 pandemic has affected our business and results of operations, see the “Effects of COVID-19” section below.

For the three and six months ended March 31, 2020, the Credit Facility and the 2023 Notes had a net change in unrealized appreciation of $33.5 million and $34.9 million, respectively. For the three and six months ended March 31, 2019, the Credit Facility and the 2023 Notes had a net change in unrealized appreciation of $5.6 million and $0.1 million, respectively. As of March 31, 2020 and September 30, 2019, the net unrealized depreciation on the Credit Facility and the 2023 Notes totaled $39.6 million and $4.7 million, respectively. The net change in net unrealized depreciation compared to the same period in the prior year was primarily due to changes in the capital markets.

Net Change in Net Assets Resulting from Operations

Net decrease in net assets resulting from operations totaled $21.1 million and $11.1 million, or $0.54 and $0.29 per share, respectively, for the three and six months ended March 31, 2020. This compares to a net decrease in net assets resulting from operations of $5.5 million and $0.5 million, or $0.14 and $0.01 per share, respectively, for the three and six months ended March 31, 2019. The net change in net assets from operations compared to the same periods in the prior year was primarily due to depreciation of the portfolio in the current period primarily driven by the market disruption caused by the COVID-19 pandemic and the uncertainty surrounding its continued adverse economic impact. For more information on how the COVID-19 pandemic has affected our business and results of operations, see the “Effects of COVID-19” section below.

LIQUIDITY AND CAPITAL RESOURCES

Our liquidity and capital resources are derived primarily from proceeds of securities offerings, debt capital and cash flows from operations, including investment sales and repayments, and income earned. Our primary use of funds from operations includes investments in portfolio companies and payments of fees and other operating expenses we incur. We have used, and expect to continue to use, our debt capital, proceeds from the rotation of our portfolio and proceeds from public and private offerings of securities to finance our investment objectives. For more information on how the COVID-19 pandemic may impact our ability to comply with the covenants of the Credit Facility, see the “Effects of COVID-19” section below.

The annualized weighted average cost of debt for the six months ended March 31, 2020 and 2019, inclusive of the fee on the undrawn commitment on the Credit Facility, amendment costs and debt issuance costs, was 4.1% and 6.2%, respectively (excluding amendment and debt issuance costs, amounts were 4.1% and 5.1%, respectively). As of March 31, 2020 and September 30, 2019, we had $106.7 million and $254.7 million of unused borrowing capacity under the Credit Facility, respectively, subject to leverage and borrowing base restrictions.

As of March 31, 2020 and September 30, 2019, PennantPark Floating Rate Funding I, LLC, or Funding I, had $413.3 million and 265.3 million of outstanding borrowings under the Credit Facility, respectively. The Credit Facility had a weighted average interest rate of 3.6% and 4.1%, exclusive of the fee on undrawn commitments as of March 31, 2020 and September 30, 2019, respectively.

As of March 31, 2020 and September 30, 2019, we had cash equivalents of $30.0 million and $63.3 million, respectively, available for investing and general corporate purposes. We believe our liquidity and capital resources are sufficient to take advantage of market opportunities.

Our operating activities used cash of $158.9 million for the six months ended March 31, 2020, and our financing activities provided cash of $125.9 million for the same period. Our operating activities used cash primarily for our investment activities and our financing activities provided cash primarily from draws on our credit facility, partially offset by distributions paid to stockholders.

Our operating activities used cash of $35.6 million for the six months ended March 31, 2019 and our financing activities used cash of $3.5 million for the same period. Our operating activities used cash primarily for our investment activities and our financing activities used cash primarily for distributions paid to stockholders.

DISTRIBUTIONS

During the three and six months ended March 31, 2020 and 2019, we declared distributions of $0.285 and $0.57 per share, respectively, for total distributions of $11.1 and $22.1 million, respectively. We monitor available net investment income to determine if a return of capital for tax purposes may occur for the fiscal year. To the extent our taxable earnings fall below the total amount of our distributions for any given fiscal year, stockholders will be notified of the portion of those distributions deemed to be a tax return of capital. Tax characteristics of all distributions will be reported to stockholders subject to information reporting on Form 1099-DIV after the end of each calendar year and in our periodic reports filed with the Securities and Exchange Commission, or the SEC.

EFFECTS OF COVID-19

The spread of COVID-19 has had a significant impact on the U.S. economy and has resulted in governmental orders imposing travel restrictions and prolonged closures of many corporate offices, retail stores, manufacturing facilities, factories and other common places of public congregation around the world. These restrictions and “stay-at-home” orders have essentially resulted in the shutdown of all non-essential businesses, as defined by each governmental authority imposing the respective orders. Any future impact to our business and results of operations will depend to a large extent on future developments and new information that may emerge regarding the duration and severity of COVID-19 and the actions taken by authorities and other entities to reduce the spread of the virus, all of which are beyond our control. The COVID-19 pandemic has had, and continues to have, an adverse impact on our operating results and the operating results of our portfolio companies.

We had a significant reduction of our net asset value as of March 31, 2020 as compared to our net asset value in the prior quarter. This reduction resulted from an increase in the overall net unrealized depreciation of the Company’s portfolio, including unrealized depreciations in the Company's investments, the Credit Facility and the 2023 Notes as of March 31, 2020, which was primarily due to the immediate adverse economic impact of the COVID-19 pandemic, the continuing uncertainty surrounding its long-term effects as well as the re-pricing of credit risk in the broadly syndicated credit market. As of March 31, 2020, we are in compliance with asset coverage requirements under the Investment Company Act of 1940, as amended. In addition, we are not in default of any asset coverage requirements under the Credit Facility as of March 31, 2020. However, any continued increase in unrealized depreciation of our investment portfolio or further significant reductions in our net asset value, as a result of the effects of the COVID-19 pandemic or otherwise, increases the risk of breaching the relevant covenants. As such, we may run into liquidity issues in the future if we are unable to draw on the unused borrowing capacity under our Credit Facility due the breach of financial covenants.

We will continue to monitor the rapidly evolving situation surrounding the COVID-19 pandemic and guidance from U.S. and international authorities, including federal, state and local public health authorities, and may take further actions based on their recommendations. There may be developments outside our control requiring us to adjust our plans accordingly. While we are closely monitoring this situation, we cannot predict the impact of COVID-19 on our future financial condition, results of operations or cash flows with any level of certainty. However, we expect that the COVID-19 pandemic will have a material adverse impact on our future net investment income, the fair value of our portfolio investments, and the results of operations and financial condition of our portfolio companies. For information concerning the COVID-19 pandemic and its potential impact on our business and our operating results, see our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, including “Item 2. Management's Discussion and Analysis of Financial Condition and Results of Operations – COVID-19 Developments” and “Part II - Other Information – Item 1A. Risk Factors” therein.

AVAILABLE INFORMATION

The Company makes available on its website its report on Form 10-Q filed with the SEC and stockholders may find the report on its website at www.pennantpark.com.

PENNANTPARK FLOATING RATE CAPITAL LTD. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF ASSETS AND LIABILITIES

	March 31, 2020	September 30, 2019
	(unaudited)
Assets
Investments at fair value
Non-controlled, non-affiliated investments (cost—$1,048,160,082 and $886,955,156, respectively)	$1,012,983,114	$889,113,264
Non-controlled, affiliated investments (cost—$25,970,270 and $23,645,693, respectively)	11,138,636	20,430,565
Controlled, affiliated investments (cost—$176,312,500 and $174,562,500, respectively)	154,838,109	172,163,080
Total of investments (cost—$1,250,442,852 and $1,085,172,349, respectively)	1,178,959,859	1,081,706,909
Cash and cash equivalents (cost—$30,223,951 and $63,367,237, respectively)	29,993,752	63,337,728
Interest receivable	4,146,825	3,892,292
Receivable for investments sold	9,050,000	2,997,546
Prepaid expenses and other assets	464,179	441,337
Total assets	1,222,614,615	1,152,375,812
Liabilities
Distributions payable	3,683,347	3,683,347
Payable for investments purchased	—	12,033,794
Credit Facility payable, at fair value (cost—$413,307,500 and $265,307,500, respectively)	400,592,492	263,988,583
2023 Notes payable, at fair value (par—$138,579,858)	111,736,940	135,240,084
2031 Asset-Backed Debt, net (par—$228,000,000)	224,550,913	224,321,845
Interest payable on debt	4,903,259	3,275,481
Base management fee payable	2,948,941	2,728,019
Performance-based incentive fee payable	2,937,024	2,532,205
Accrued other expenses	1,432,425	1,514,943
Total liabilities	752,785,341	649,318,301
Commitments and contingencies
Net assets
Common stock, 38,772,074 shares issued and outstanding Par value $0.001 per share and 100,000,000 shares authorized	38,772	38,772
Paid-in capital in excess of par value	538,632,828	538,632,828
Distributable income	(68,842,326)	(35,614,089)
Total net assets	$469,829,274	$503,057,511
Total liabilities and net assets	$1,222,614,615	$1,152,375,812
Net asset value per share	$12.12	$12.97

PENNANTPARK FLOATING RATE CAPITAL LTD. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended March 31,		Six Months Ended March 31,
	2020	2019	2020	2019
Investment income:
From non-controlled, non-affiliated investments:
Interest	$20,307,380	$16,825,167	$39,217,274	$34,995,165
Other income	1,140,500	1,390,690	1,913,603	2,011,879
From non-controlled, affiliated investments:
Interest	233,772	—	459,125	—
From controlled, affiliated investments:
Interest	3,069,785	3,214,482	6,225,109	6,032,527
Dividend	1,575,000	1,575,000	3,150,000	3,150,000
Total investment income	26,326,437	23,005,339	50,965,111	46,189,571
Expenses:
Base management fee	2,948,941	2,418,706	5,779,100	4,917,472
Performance-based incentive fee	2,937,024	2,514,047	5,252,859	1,321,638
Interest and expenses on debt	7,626,550	5,316,180	14,933,814	10,621,658
Administrative services expenses	350,000	350,000	700,000	850,000
Other general and administrative expenses	616,077	616,077	1,232,153	1,232,152
Expenses before amendment costs, debt issuance costs and provision for taxes	14,478,592	11,215,010	27,897,926	18,942,920
Credit Facility amendment costs and debt issuance costs	—	5,013	—	4,517,292
Provision for taxes	100,000	—	200,000	—
Total expenses	14,578,592	11,220,023	28,097,926	23,460,212
Net investment income	11,747,845	11,785,316	22,867,185	22,729,359
Realized and unrealized loss on investments and debt:
Net realized (loss) gain on investments:
Non-controlled, non-affiliated investments	(1,599,285)	1,079,348	(586,972)	2,002,814
Net realized (loss) gain on investments	(1,599,285)	1,079,348	(586,972)	2,002,814
Net change in unrealized depreciation on:
Non-controlled, non-affiliated investments	(40,004,484)	(13,288,572)	(37,625,126)	(23,330,111)
Controlled and non-controlled, affiliated investments	(24,782,772)	573,851	(30,682,477)	(1,790,617)
Debt depreciation (appreciation)	33,537,647	(5,621,668)	34,899,235	(87,975)
Net change in unrealized depreciation on investments and debt	(31,249,609)	(18,336,389)	(33,408,368)	(25,208,703)
Net realized and unrealized loss from investments and debt	(32,848,894)	(17,257,041)	(33,995,340)	(23,205,889)
Net decrease in net assets resulting from operations	$(21,101,049)	$(5,471,725)	$(11,128,155)	$(476,530)
Net decrease in net assets resulting from operations per common share	$(0.54)	$(0.14)	$(0.29)	$(0.01)
Net investment income per common share	$0.30	$0.30	$0.59	$0.59

ABOUT PENNANTPARK FLOATING RATE CAPITAL LTD.

PennantPark Floating Rate Capital Ltd. is a business development company which primarily invests in U.S. middle-market companies in the form of floating rate senior secured loans, including first lien secured debt, second lien secured debt and subordinated debt. From time to time, the Company may also invest in equity investments. PennantPark Floating Rate Capital Ltd. is managed by PennantPark Investment Advisers, LLC.

ABOUT PENNANTPARK INVESTMENT ADVISERS, LLC

PennantPark Investment Advisers, LLC is a leading middle market credit platform, which has approximately $3.7 billion of assets under management. Since its inception in 2007, PennantPark Investment Advisers, LLC has provided investors access to middle market credit by offering private equity firms and their portfolio companies as well as other middle-market borrowers a comprehensive range of creative and flexible financing solutions. PennantPark Investment Advisers, LLC is headquartered in New York and has offices in Chicago, Houston and Los Angeles.

FORWARD-LOOKING STATEMENTS

This press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. You should understand that under Section 27A(b)(2)(B) of the Securities Act of 1933, as amended, and Section 21E(b)(2)(B) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 do not apply to forward-looking statements made in periodic reports we file under the Exchange Act. All statements other than statements of historical facts included in this press release are forward-looking statements and are not guarantees of future performance or results, and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in filings with the Securities and Exchange Commission as well as changes in the economy and risks associated with possible disruption in the Company’s operations or the economy generally due to terrorism, natural disasters or pandemics such as COVID-19. PennantPark Floating Rate Capital Ltd. undertakes no duty to update any forward-looking statement made herein. You should not place undue influence on such forward-looking statements as such statements speak only as of the date on which they are made.

We may use words such as “anticipates,” “believes,” “expects,” “intends,” “seeks,” “plans,” “estimates” and similar expressions to identify forward-looking statements. Such statements are based on currently available operating, financial and competitive information and are subject to various risks and uncertainties that could cause actual results to differ materially from our historical experience and our present expectations.

CONTACT:	Aviv Efrat
PennantPark Floating Rate Capital Ltd.
(212) 905-1000
www.pennantpark.com